Exhibit 5.1

February 6, 2025

FAT Brands Inc.

9720 Wilshire Blvd., Suite 500

Beverly Hills, California 90212

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to FAT Brands Inc., a Delaware corporation (the “Company”), in connection with the Company’s filing of a Registration Statement on Form S-3 with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on or around the date hereof (as may be amended, the “Registration Statement”). The Registration Statement includes a base prospectus (the “Base Prospectus”), which provides that it will be supplemented by one or more prospectus supplements (each such prospectus supplement, together with the Base Prospectus, a “Prospectus”), relating to the registration of sales and issuances by the Company of up to $460,000,000 aggregate offering price of (i) shares of Class A Common Stock, par value $0.0001 per share, of the Company (“Class A Common Stock”), (ii) shares of one or more series of preferred stock, par value $0.0001 per share, of the Company (“Preferred Stock”), (iii) senior debt securities in one or more series and/or subordinated debt securities in one or more series, of the Company (collectively, “Debt Securities”), which may be issued pursuant to respective indentures between the Company and a trustee to be selected by the Company (the “Trustee”) (each such respective indenture, including any supplements or amendments thereto, an “Indenture”), the forms of which are filed as Exhibits 4.6 and 4.8, respectively, to the Registration Statement, (iv) warrants of the Company (“Warrants”) representing rights to purchase Class A Common Stock or Preferred Stock, (v) subscription rights to purchase Class A Common Stock or other securities of the Company (“Subscription Rights”), and (vi) units of the Company (“Units”) consisting of any combination of the other types of Securities (as defined below). The Class A Common Stock, Preferred Stock, Debt Securities, Warrants, Subscription Rights, and Units are herein collectively referred to as the “Securities”.

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or such related applicable Prospectus, other than as expressly stated herein with respect to the sale and issuance of such respective Securities under such related applicable Prospectus.

In rendering the opinions expressed below, we have acted as counsel for the Company and have examined and relied upon originals (or copies certified or otherwise identified to our satisfaction) of the Second Amended and Restated Certificate of Incorporation of the Company, as amended (the “Certificate of Incorporation”), the Amended and Restated Bylaws of the Company (the “Bylaws”), the Registration Statement, the forms of the Indentures, such corporate documents, records, agreements and instruments of the Company, certificates of public officials, certificates of officers of the Company, resolutions of the Company’s board of directors and committees thereof, and such other documents, records, agreements, instruments and certificates, and have examined such questions of law and have satisfied ourselves as to such matters of fact, as we have deemed relevant and necessary as a basis for the opinions set forth herein. In our examination, we have assumed, without independent investigation, the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons who have executed any of the documents reviewed by us, and the conformity with the original documents of any copies thereof submitted to us for our examination. In addition, we have relied, to the extent that we deem such reliance proper, upon such certificates and/or statements of public officials and of officers of the Company with respect to the accuracy of material factual matters contained therein which were not independently established. In making our examination of documents executed by parties other than the Company, we have assumed that such other parties had the power, corporate or other, to enter into and perform all their obligations thereunder, and have also assumed the due authorization by all requisite action, corporate or other, the execution and delivery by such other parties of such documents, and the validity and binding effect thereof.

FAT Brands Inc. February 6, 2025 Page 2

We have assumed that (i) each of the Debt Securities, Warrants, Subscription Rights and Units, and each of the Indentures, warrant agreements, subscription rights agreements and unit agreements governing such Securities (collectively, the “Security Documents”), has been or will be duly authorized, executed and delivered by the parties thereto, (ii) each of the Security Documents constitutes or will constitute legally valid and binding obligations of the parties thereto, enforceable against each of them in accordance with their respective terms (other than with respect to the Company), and (iii) the sale and issuance of the respective Securities, and the status of each of the Security Documents as legally valid and binding obligations of the parties, will not be affected by any (a) breaches of the Certificate of Incorporation or the Bylaws, (b) breaches of, or defaults under, other agreements or instruments, (c) violations of applicable law, statutes, rules, regulations or court or governmental orders, or (d) failures to obtain required consents, approvals or authorizations from, or to make required registrations, declarations or filings with, governmental authorities. We have also assumed that the Registration Statement and any post-effective amendment thereto have been declared effective by the Commission under the Securities Act, and that the Prospectus required by applicable laws have been delivered as required by such laws.

Our opinions set forth herein are limited to the federal laws of the United States, the General Corporation Law of the State of Delaware, and, as to the Debt Securities constituting legally valid and binding obligations of the Company, the laws of the State of New York, and we do not express any opinion herein with respect to the laws of any other jurisdiction. In addition, we express no opinion as to matters relating to compliance with any federal or state antifraud laws, any securities or blue-sky laws of any jurisdiction, or any other rules or regulations relating to securities.

Based upon the foregoing, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

1. When an issuance of Class A Common Stock has been duly authorized by all necessary corporate action of the Company, upon issuance, delivery and payment therefor in an amount not less than the par value thereof in the manner contemplated by the applicable Prospectus and by such corporate action, and in total amounts and numbers of shares that do not exceed the respective total amounts and numbers of shares (a) available under the Certificate of Incorporation, and (b) authorized by the Board of Directors of the Company in connection with the offering contemplated by the applicable Prospectus, such shares of Class A Common Stock will be validly issued, fully paid and nonassessable

2. When a series of Preferred Stock has been duly established in accordance with the terms of the Certificate of Incorporation and authorized by all necessary corporate action of the Company, upon issuance, delivery and payment therefor in an amount not less than the par value thereof in the manner contemplated by the applicable Prospectus and by such corporate action, and in total amounts and numbers of shares that do not exceed the respective total amounts and numbers of shares (a) available under the Certificate of Incorporation, and (b) authorized by the Board of Directors of the Company in connection with the offering contemplated by the applicable Prospectus, such shares of such series of Preferred Stock will be validly issued, fully paid and nonassessable.

FAT Brands Inc. February 6, 2025 Page 3

3. When the applicable Indenture has been duly authorized, executed and delivered by all necessary corporate action of the Company, and when the specific terms of a particular series of Debt Securities have been duly established in accordance with the terms of such Indenture and authorized by all necessary corporate action of the Company, and such Debt Securities have been duly executed, authenticated by the applicable Trustee, issued and delivered against payment therefor in accordance with the terms of such Indenture and in the manner contemplated by the applicable Prospectus and by such corporate action, such Debt Securities will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4. When the applicable warrant agreement has been duly authorized, executed and delivered by all necessary corporate action of the Company, and when the specific terms of a particular issuance of Warrants have been duly established in accordance with the terms of such warrant agreement and authorized by all necessary corporate action of the Company, and such Warrants have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of such warrant agreement and in the manner contemplated by the applicable Prospectus and by such corporate action (assuming the securities issuable upon exercise of such Warrants have been duly authorized and reserved for issuance by all necessary corporate action), such Warrants will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

5. When the applicable subscription rights agreement has been duly authorized, executed and delivered by all necessary corporate action of the Company, and when the specific terms of a particular issuance of Subscription Rights have been duly established in accordance with the terms of such subscription rights agreement and authorized by all necessary corporate action of the Company, and such Subscription Rights have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of such subscription rights agreement and in the manner contemplated by the applicable Prospectus and by such corporate action (assuming the securities issuable upon exercise of such Subscription Rights have been duly authorized and reserved for issuance by all necessary corporate action), such Subscription Rights will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

6. When the applicable unit agreement has been duly authorized, executed and delivered by all necessary corporate action of the Company, and when the specific terms of a particular issuance of Units have been duly authorized in accordance with the terms of such unit agreement and authorized by all necessary corporate action of the Company, and such Units have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of such unit agreement and in the manner contemplated by the applicable Prospectus and by such corporate action (assuming the securities issuable upon exercise of such Units have been duly authorized and reserved for issuance by all necessary corporate action), such Units will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

FAT Brands Inc. February 6, 2025 Page 4

The foregoing opinions are subject to (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; and (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy. Furthermore, we express no opinion as to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, and (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies, or judicial relief.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our firm appearing under the caption “Legal Matters” in the Prospectus. We further consent to the incorporation by reference of this opinion letter and consent into any post-effective amendment to the Registration Statement with respect to the Securities. In giving such consent, we do not thereby admit that we are a party whose consent is required to be filed with the Registration Statement under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

This opinion letter is rendered as of the date hereof, and we do not undertake any obligation to advise you of any changes in our opinions expressed herein resulting from matters that may arise after the date hereof or that may hereinafter come to our attention. We express no opinions other than as expressly set forth herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion letter is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act.

Sincerely,

/s/ Greenberg Traurig, LLP

Greenberg Traurig, LLP